Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ING VP Balanced Portfolio, Inc., ING VP Intermediate Bond Portfolio, ING VP Money Market Portfolio, ING VP Variable Funds, and ING Variable Portfolios, Inc. (collectively “ING Variable Products Funds”)

We consent to the use of our report dated February 27, 2009, incorporated herein by reference, on ING VP Balanced Portfolio, ING VP Intermediate Bond Portfolio, ING VP Money Market Portfolio, ING VP Growth and Income Portfolio, ING BlackRock Science and Technology Opportunities Portfolio (formerly, ING BlackRock Global Science and Technology Portfolio), ING Opportunistic LargeCap Portfolio (formerly, ING Opportunistic LargeCap Value Portfolio), ING Opportunistic LargeCap Growth Portfolio, and ING VP Small Company Portfolio, each a series of ING Variable Products Funds, and our report dated February 23, 2009, incorporated herein by reference, on ING VP Index Plus LargeCap Portfolio, ING VP Index Plus MidCap Portfolio, and ING VP Index Plus SmallCap Portfolio, each a series of ING Variable Portfolios, Inc., and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG

Boston, Massachusetts
April 28, 2009